Exhibit 10.2

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

MADE BY

THERAVANCE BIOPHARMA R&D, INC., AS EQUITYHOLDER,

IN FAVOR OF

U.S. BANK NATIONAL ASSOCIATION,
A NATIONAL BANKING ASSOCIATION,
AS TRUSTEE

Dated as of November 30, 2018

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PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of November 30, 2018 (this “Pledge and Security Agreement”), is made by Theravance Biopharma R&D, Inc., a Cayman Islands exempted company (“Theravance Biopharma R&D”), as the equityholder (in such capacity, the “Equityholder”) of Triple Royalty Sub LLC, a Delaware limited liability company, as the issuer (the “Issuer”), in favor of U.S. Bank National Association, a national banking association, not in its individual capacity but solely as the trustee (the “Trustee”) under the Indenture, dated as of the date hereof, by and between the Issuer and the Trustee.

W I T N E S S E T H :

WHEREAS, contemporaneously with the execution and delivery of this Pledge and Security Agreement, pursuant to the Sale and Contribution Agreement, dated as of the date hereof, by and among Theravance Biopharma R&D, as the transferor (in such capacity, the “Transferor”), the Issuer, as the transferee (in such capacity, the “Transferee”), and solely with respect to Articles V and IX and Sections 6.7, 8.2, 8.3 and 8.4 thereof, Theravance Biopharma, Inc., a Cayman Islands exempted company, the Transferor has sold and contributed to the Transferee all of the Transferor’s right, title and interest as a holder of the Issuer Class C Units, including the Issuer Class C Units and any and all of the economic rights and governance, voting and other consensual rights that may arise as a holder of the Issuer Class C Units under the TRC LLC Agreement; provided, however, that the distribution of net cash payments to the Issuer from Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC LLC”), will commence with the payment related to the payment of royalties by GSK to TRC LLC in the first fiscal quarter of 2019;

WHEREAS, contemporaneously with the execution and delivery of this Pledge and Security Agreement, pursuant to the Indenture, the Issuer has issued its Original Notes to the Noteholders;

WHEREAS, in order to secure the repayment of such Original Notes, any Subordinated Notes and any Refinancing Notes, the Issuer shall, except as otherwise expressly provided in the Indenture, grant a security interest in all of its property and rights to the Trustee for the benefit of the Noteholders in accordance with the terms and conditions thereof; and

WHEREAS, in addition to the grant of security interest by the Issuer to the Trustee as set forth in the preceding recital, in order to further secure repayment of the Original Notes, any Subordinated Notes and any Refinancing Notes, the Equityholder has agreed to pledge all of the Capital Securities of the Issuer owned by the Equityholder to the Trustee for the benefit of the Noteholders.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Noteholders to purchase the Original Notes issued pursuant to the Indenture, the Equityholder agrees for the benefit of the Trustee on behalf of each Noteholder, as follows:

ARTICLE I

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.1            Rules of Construction and Defined Terms.  Capitalized terms used but not otherwise defined in this Pledge and Security Agreement shall have the respective meanings given to such terms in Annex A attached hereto, which is hereby incorporated by reference herein.  The rules of construction set forth in Annex A attached hereto shall apply to this Pledge and Security Agreement and are hereby incorporated by reference herein.  Not all terms defined in Annex A are used in this Pledge and Security Agreement.

ARTICLE II

PLEDGE

Section 2.1            Pledge.  As security for the punctual payment and performance of the Secured Obligations as and when due and subject to and in accordance with the provisions of this Pledge and Security Agreement, the Equityholder hereby pledges, grants, assigns, hypothecates, transfers and delivers (subject to Section 3.1) to the Trustee, its successors and assigns, for the security and benefit of the Noteholders, a continuing security interest in all of the Equityholder’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising (the “Issuer Pledged Collateral”):

(a)           all of the Equityholder’s Capital Securities in the Issuer, whether now owned or acquired in the future, and all certificates, agreements and other instruments, if any, representing such Capital Securities, including, without limitation all management, voting and member status rights with respect to the Issuer (the “Issuer Pledged Equity”);

(b)           the right to receive all monies and property representing a distribution in respect of the Issuer Pledged Equity (except those representing proceeds of the issuance of the Original Notes, any Subordinated Notes or any Refinancing Notes to the extent not applicable to any Redemption of the Notes), whether by way of distribution, redemption, liquidation payments, repurchase or otherwise;

(c)           all substitutions, replacements and additions to any of the Issuer Pledged Collateral;

(d)           any and all of the economic rights and governance, voting and other commercial rights that may arise as or for the benefit of a holder of any of the Issuer Pledged Collateral;

(e)           any rights related to the Equityholder’s capital account in the Issuer in respect of the Issuer Pledged Equity; and

(f)            all proceeds of and to the Issuer Pledged Equity and any of the foregoing, including all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of the Issuer Pledged Equity; provided, however, that all of the proceeds received or unbilled but to be received by the Equityholder in respect of any sale, transfer or other disposition of such Issuer Pledged Equity shall be excluded (x) to the extent such Issuer Pledged Equity remains or concurrently therewith becomes subject to this Pledge and Security Agreement and (y) such sale, transfer or other disposition is permitted pursuant to Sections 6.1 and 17.1;

TO HAVE AND TO HOLD the Issuer Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Trustee, its successors and assigns, subject to the terms and conditions set forth herein.

ARTICLE III

DELIVERY OF ISSUER PLEDGED COLLATERAL

Section 3.1            Delivery of Issuer Pledged Collateral.  Contemporaneously with the execution of this Pledge and Security Agreement, the Equityholder shall deliver or cause to be delivered to the Trustee, to the extent not previously delivered, (a) any and all certificates and other instruments evidencing the Issuer Pledged Equity then held in the form of certificates or other instruments by the Equityholder, together with undated stock powers or assignments of such certificates duly executed and signed in blank, including Membership Interest Certificate No.1 of 100% of the Issuer dated the Closing Date, (b) any and all certificates or other instruments or documents representing any of the Issuer Pledged Collateral then held by the Equityholder and (c) all other property comprising part of the Issuer Pledged Collateral then held in the form of certificates or other instruments by the Equityholder with proper instruments of assignment or transfer duly executed and such other instruments or documents as may be reasonably necessary to effect the purposes contemplated hereby.

Section 3.2            Capital Securities.  If the Equityholder shall become entitled to receive or shall receive, in respect of the Issuer Pledged Equity, any Capital Securities, options, warrants, rights or other similar property, including any certificate representing any distribution in connection with any recapitalization, reclassification or increase or reduction of capital (whether as an addition to, in substitution of or in exchange for such Issuer Pledged Equity or otherwise), the Equityholder agrees:

(a)           to accept the same as the agent of the Trustee;

(b)           to hold the same in trust on behalf of and for the benefit of the Trustee and the Noteholders and separate and apart from its other property; and

(c)           to deliver any and all certificates or instruments evidencing the same to the Trustee on or before the close of business on the fifth Business Day following the receipt thereof by the Equityholder, in the exact form received, with the endorsement or assignment in blank of the Equityholder when necessary and with appropriate undated irrevocable proxies duly executed in blank (with signatures properly guaranteed), to be held by the Trustee, subject to the terms of this Pledge and Security Agreement, as additional Issuer Pledged Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1            Representations and Warranties.  The Equityholder represents and warrants to the Trustee, as of the date the Equityholder becomes a party to this Pledge and Security Agreement, as follows:

(a)           The Equityholder has been duly incorporated with limited liability and is validly existing and in good standing under the laws of the Cayman Islands and has all licenses, permits, franchises and governmental authorizations necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Pledge and Security Agreement.   The registered office of the Equityholder is located in the Cayman Islands.  The Equityholder is duly licensed or qualified to do business in good standing in each jurisdiction in which such qualification or good standing is required by Applicable Law, except where the failure to be so qualified or in good standing would not be a Material Adverse Change.  The Equityholder has the full power and authority to own the property it purports to own and to carry on its business as presently conducted and as proposed to be conducted.

(b)           The Equityholder is the sole legal and beneficial owner of the Issuer Pledged Collateral, free and clear of any Lien other than the Lien created pursuant to this Pledge and Security Agreement and the Indenture or other Permitted Liens.  No security agreement, financing statement or other public notice with respect to all or any part of the Issuer Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Trustee pursuant to this Pledge and Security Agreement and the Indenture.

(c)           The consummation of the transactions contemplated hereby has been duly and validly authorized by the Equityholder.  The Equityholder has full power to execute and deliver this Pledge and Security Agreement and to perform its obligations hereunder and to pledge all the Issuer Pledged Collateral pursuant to this Pledge and Security Agreement.  This Pledge and Security Agreement has been duly authorized, executed and delivered by the Equityholder.  This Pledge and Security Agreement constitutes a legal, valid and binding obligation of the Equityholder enforceable against the Equityholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).  All requisite action has been taken by the Equityholder to make this Pledge and Security Agreement valid and binding upon the Equityholder.

(d)           All necessary governmental approvals and consents of other parties (including directors, officers, partners, members, managers or creditors of the Equityholder) have been obtained that are required (i) for the execution, delivery and performance by the Equityholder of this Pledge and Security Agreement or (ii) for the pledge by the Equityholder of the Issuer Pledged Collateral pursuant to this Pledge and Security Agreement (except as may be required (w) in connection with filings of any UCC financing statements, (x) in connection with any disposition of all or any part of the Issuer Pledged Collateral under any Applicable Laws affecting the offering and sale of securities generally, (y) under Applicable Laws and applicable interpretations thereof providing for the supervision or regulation of the banking or trust businesses generally and applicable to the Trustee and (z) with respect to the Trustee as a result of any relationship that the Trustee may have with Persons not parties to, or any activity or business the Trustee may conduct other than pursuant to, any of the Transaction Documents).

(e)           This Pledge and Security Agreement creates a valid security interest in the Issuer Pledged Collateral securing the Secured Obligations, and the Equityholder has done such other acts, if any, reasonably requested by the Trustee to perfect the security interest in the Issuer Pledged Collateral granted hereunder (including permitting the Trustee to file any appropriate UCC financing statement against the Equityholder).  The Equityholder has taken such other action, if any, as may be required under the laws of the Cayman Islands to ensure the validity, perfection and priority of the security interests of the Trustee in the Issuer Pledged Collateral.

(f)            The execution, delivery and performance by the Equityholder of this Pledge and Security Agreement and the consummation of the transactions contemplated by this Pledge and Security Agreement with respect to the Equityholder do not (i) violate the provisions of the memorandum and articles of association of the Equityholder, (ii) violate the provisions of any Applicable Law (including any Applicable Law relating to usury matters), regulation or order of any Governmental Authority applicable to the Equityholder except where such violation would not be a Material Adverse Change, (iii) result in a breach of, or constitute a default under, any material agreement relating to the management or affairs of the Equityholder, or any indenture, credit agreement or loan agreement or any other similar material agreement, lease or instrument to which the Equityholder is a party or by which the Equityholder or any of its material properties may be bound (which default or breach has not been permanently waived by the other party to such document) or (iv) result in or create any Lien (other than Permitted Liens) under, or require any consent that has not been obtained under, any indenture (including the Indenture), credit agreement or loan agreement or any other material agreement, instrument or document or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, binding upon the Issuer Pledged Collateral.

(g)           There are no proceedings and there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending against the Equityholder or, to the best knowledge of the Equityholder, threatened against the Equityholder that questions the validity or legality of or seeks damages in connection with this Pledge and Security Agreement or that seeks to prevent the consummation of any of the transactions contemplated by this Pledge and Security Agreement.

(h)           The percentage of limited liability company interests of Issuer Pledged Equity held by the Equityholder is set forth under the Equityholder’s signature hereto.

(i)            The Issuer Pledged Equity constitutes “certificated securities” under Article 8 of the Delaware Uniform Commercial Code.

ARTICLE V

SUPPLEMENTS; FURTHER ASSURANCES

Section 5.1            Supplements.  The Equityholder agrees that, at any time and from time to time, at the Equityholder’s expense, the Equityholder will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or may be reasonably requested by the Trustee (acting at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes) in order to perfect the security interest of the Trustee in the Issuer Pledged Collateral and to carry out the provisions of this Pledge and Security Agreement or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Issuer Pledged Collateral.  The Equityholder hereby authorizes the Trustee to file (or cause to be filed) such UCC financing statements or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee hereby in respect of the Issuer Pledged Collateral.  With respect to the foregoing and the grant of the security interest hereunder, the Equityholder hereby authorizes the Trustee to file or cause to be filed one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Issuer Pledged Collateral.  The authorization set forth in this Section 5.1 shall not relieve the Equityholder of the primary obligation to file any such instruments as set forth herein.

Section 5.2            Further Assurances.  If the Equityholder fails to perform any agreement contained herein on its part after receipt of a written request to do so from the Trustee (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default), the Trustee may (but shall not be obligated to) itself perform, or cause performance of, such agreement, in which case the expenses of the Trustee, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Equityholder under Section 12.1 to the extent the Equityholder would have otherwise been responsible therefor under this Pledge and Security Agreement.

ARTICLE VI

COVENANTS

Section 6.1            No Sale and No Liens.  The Equityholder agrees that, without the consent of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, it will not (a) sell or otherwise dispose of the Issuer Pledged Collateral or any interest therein or obligation thereunder or (b) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Issuer Pledged Collateral or any interest therein; provided, however, that, so long as no Event of Default has occurred and is continuing in respect of which the Equityholder has received written notice from the Trustee or otherwise has actual knowledge thereof, the Equityholder will be entitled to sell, contribute, assign, transfer, convey or grant the Issuer Pledged Equity (x) subject to the Lien of this Pledge and Security Agreement and (y) so long as (i) such Issuer Pledged Equity in the hands of each transferee remains subject to the pledge under this Pledge and Security Agreement, (ii) the Trustee shall have been provided with an Opinion of Counsel as to the continuing validity of such pledge and perfection of the security interest of the

Trustee therein and a written acknowledgement from the transferee that it is acquiring such Issuer Pledged Equity subject to such pledge and security interest and making representations and warranties to the effect set forth in Article IV, (iii) the Trustee shall have been provided with an Opinion of Counsel from a law firm with a nationally recognized tax practice that such sale, contribution, assignment, transfer, conveyance or granting should not cause a “significant modification” of the Notes for U.S. federal income tax purposes; provided, however, that, notwithstanding the foregoing, the Trustee shall not be required to be provided with such an Opinion of Counsel if there has been a change in Applicable Law and counsel to the Equityholder determines in good faith that it is unable to render such an Opinion of Counsel (whereas it would have been able to render such an Opinion of Counsel had the change in Applicable Law not occurred), (iv) the transferee agrees in writing for the benefit of the Trustee to be bound by the provisions of this Pledge and Security Agreement and (v) the transferee is not subject to U.S. federal withholding tax in respect of the Class C Distributions.

Section 6.2            Notices.  The Equityholder shall promptly provide the Trustee with copies of all notices and other communications received by the Equityholder with respect to any Issuer Pledged Collateral registered in the name of the Equityholder that could adversely affect in any material respect the validity, perfection or priority of the pledge of the Issuer Pledged Collateral owned by it pursuant to this Pledge and Security Agreement.

Section 6.3            Voting Rights.  So long as the Equityholder is the owner of the Issuer Pledged Collateral, notwithstanding anything to the contrary in this Pledge and Security Agreement or any other Transaction Document, unless an Event of Default has occurred and is continuing in respect of which the Equityholder has received written notice from the Trustee or otherwise has actual knowledge thereof, the Equityholder may exercise any and all voting and consensual powers pertaining to the Issuer Pledged Collateral or any part thereof for any purpose not inconsistent with this Pledge and Security Agreement or the Indenture.  If an Event of Default has occurred and is continuing in respect of which the Equityholder has received written notice from the Trustee, the Equityholder shall not be entitled to exercise any of the powers described in the preceding sentence as to the Issuer Pledged Collateral, which powers shall be exercised exclusively by the Trustee.

Section 6.4            Distributions.  So long as no Event of Default has occurred and is continuing in respect of which the Equityholder has received written notice from the Trustee or otherwise has actual knowledge thereof, the Equityholder may receive and retain any cash distributions (including wire transfers of immediately available funds or payments by check) on the Issuer Pledged Equity.  If an Event of Default has occurred and is continuing in respect of which the Equityholder has received written notice from the Trustee or otherwise has actual knowledge thereof, the Equityholder shall not be entitled to receive any subsequent cash distributions (including wire transfers of immediately available funds or payments by check) on the Issuer Pledged Equity and, unless otherwise agreed by the Senior Trustee at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Senior Class of Notes, all such subsequent distributions otherwise payable or distributable thereafter in respect of the Equityholder’s Issuer Pledged Collateral shall constitute Issuer Pledged Collateral.  All non-cash dividends and distributions automatically shall be part of the Issuer Pledged Collateral and shall be promptly delivered to the Trustee.

Section 6.5            Capital Securities.  The Equityholder agrees that it will not accept any Capital Securities of the Issuer or any rights or options to acquire any such Capital Securities, each in addition to or in substitution for the Issuer Pledged Collateral, without prior written consent from the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, unless the foregoing are pledged to the Trustee pursuant hereto.

Section 6.6            Legal Existence.  The Equityholder shall preserve and maintain (a) its legal existence as an entity in good standing under the laws of the Cayman Islands and (b) its qualification to do business in every jurisdiction where the ownership of its properties and the nature of its business require it to be so qualified and where the failure to be so qualified would have a material adverse effect on the security interest created by this Pledge and Security Agreement in respect of the Issuer Pledged Collateral owned by it; provided, that the foregoing shall not prohibit the Equityholder from entering into any merger, consolidation or amalgamation with, or selling or otherwise transferring all or substantially all of its assets to, any other Person if the Equityholder is the continuing or surviving entity or if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Equityholder under the Transaction Documents.

Section 6.7            Compliance with Laws.  The Equityholder shall comply with all Applicable Laws, and obtain, maintain and comply with all government approvals as shall now or hereafter be necessary under Applicable Law, in each case in connection with the making and performance by the Equityholder of any material provision of this Pledge and Security Agreement in respect of the Issuer Pledged Collateral owned by it.

Section 6.8            Modifications.  The Equityholder shall not agree to or permit any amendment, supplement, modification, cancellation or termination of, or waiver with respect to, any of the provisions of any of the organizational documents of the Issuer if any such amendment, supplement, modification, cancellation, termination or waiver would result in a material adverse change in respect of the validity, perfection or priority of the pledge of the Issuer Pledged Collateral owned by it pursuant to this Pledge and Security Agreement or the exercise of the rights by the Trustee of the rights granted to it hereunder in respect thereof.

Section 6.9            No Liquidation or Dissolution.  Without the prior written direction by the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, the Equityholder shall not  take any action to liquidate, dissolve or terminate the Issuer, or to authorize or cause any such liquidation, dissolution or termination, until all of the Secured Obligations are paid in full.

Section 6.10          Monies Held in Trust.  Subject to Section 6.4, the Equityholder shall hold all monies received by it that constitute Issuer Pledged Collateral (including any payment or other benefit in breach of this Section 6.10 or Section 6.11) in trust for the Trustee for the benefit of the Noteholders.

Section 6.11          No Claims.  Subject to Section 6.4, the Equityholder shall not claim payment, whether directly or by set-off, Lien, counterclaim or otherwise, of any amount that may be or has become due to the Equityholder from the Issuer (other than in accordance with Section 3.6(a) of the Indenture, net proceeds of the issuance of any Subordinated Notes and net proceeds of the issuance of the Original Notes) until all of the Secured Obligations have been paid in full, other than if any amount received in respect thereof becomes Issuer Pledged Collateral or is entitled to become Issuer Pledged Collateral or to prevent a claim from becoming time-barred.

Section 6.12          Notice to Trustee.  Upon any sale, contribution, assignment, transfer, conveyance or granting of any Issuer Pledged Equity by the Equityholder, the Equityholder shall cause the transferee (and, if any Issuer Pledged Equity is retained by the Equityholder, the Equityholder) to provide the Trustee with executed signature pages to this Pledge and Security Agreement, which shall set forth the percentage of limited liability company interests of Issuer Pledged Equity held by the transferee and, if applicable, the Equityholder.

Section 6.13          Other Covenants.  The Equityholder shall:

(a)           file all tax returns and reports required by Applicable Law to be filed by it and pay all taxes required to be paid by it, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books, and it shall not file any tax return or report under any name other than its exact legal name;

(b)           maintain, and shall cause the Issuer to maintain, the status of the Issuer as an entity that is not classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(c)           cause the Issuer to use commercially reasonable efforts to file any form (or comply with any other administrative formalities) required for an exemption from or a reduction of any withholding tax for which the Issuer is eligible;

(d)           treat the Notes as indebtedness for U.S. federal income tax purposes;

(e)           maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts relating to the separateness of the Issuer and Theravance Biopharma R&D set forth in, and forming the basis of, the true sale and non-consolidation opinion delivered pursuant to Section 6.1 of the Note Purchase Agreements;

(f)            not take any action to cause the Issuer (except as required by Applicable Law) to become subject to any Voluntary Bankruptcy or Involuntary Bankruptcy;

(g)           not institute against the Issuer, or join any Person in instituting against the Issuer, any Voluntary Bankruptcy or Involuntary Bankruptcy until one year and one day after the date on which the Notes have been paid in full;

(h)           not cause the Issuer to petition for a Voluntary Bankruptcy or an Involuntary Bankruptcy before one year and one day have elapsed since the Notes have been paid in full or, if longer, the applicable preference period then in effect;

(i)            cause the Issuer Pledged Equity to continue to constitute certificated securities under the Delaware Uniform Commercial Code; and

(j)            not pass a resolution to cause the Issuer to be liquidated before one year and two days have elapsed since the Notes have been paid in full.

ARTICLE VII

TRUSTEE APPOINTED ATTORNEY-IN-FACT

Section 7.1            Trustee Appointed Attorney-In-Fact.  The Equityholder hereby appoints the Trustee, or any Person (including any officer or agent) whom the Trustee may designate, as the Equityholder’s true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Equityholder and in the name of the Equityholder or in its own name, at the Equityholder’s cost and expense, from time to time in the Trustee’s reasonable discretion to take any action and to execute any instrument that the Trustee may reasonably deem necessary or advisable to enforce its rights under this Pledge and Security Agreement, including authority to receive, endorse and collect all instruments made payable to the Equityholder representing any distribution, interest payment or other payment in respect of the Issuer Pledged Collateral or any part thereof and to give full discharge for the same and to sign, complete and deliver all transfers, proxies and letters of resignation; provided, however, that such attorney-in-fact of the Equityholder shall not be a Restricted Party and the Trustee shall not exercise its powers under this Section 7.1 unless an Event of Default has occurred and is continuing and unless so instructed by the Noteholders pursuant to and in accordance with the Indenture; provided, further, that if there is more than one Equityholder, the Trustee will enforce its rights and exercise its remedies against all Equityholders ratably and shall not enforce its rights or exercise its remedies against one Equityholder without similarly enforcing its rights and exercising its remedies against all Equityholders in the same manner.

ARTICLE VIII

REASONABLE CARE

Section 8.1            Reasonable Care.  The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Issuer Pledged Collateral in its possession if the Issuer Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee accords its own property of the type of which the Issuer Pledged Collateral consists, it being understood that the Trustee shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Issuer Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Issuer Pledged Collateral absent its gross negligence or willful misconduct.

ARTICLE IX

NO LIABILITY

Section 9.1            No Liability.  Neither the Trustee nor any of its directors, officers, employees or agents shall be deemed to have assumed any of the liabilities or obligations of the Equityholder as a result of the pledge and security interest granted under or pursuant to this

Pledge and Security Agreement.  In the absence of gross negligence or willful misconduct, the Trustee or any of its directors, officers, employees or agents shall not be liable for any failure to collect or realize upon the Secured Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

ARTICLE X

REMEDIES UPON EVENT OF DEFAULT

Section 10.1          Remedies Upon Event of Default.  Subject to Section 4.3 of the Indenture and to the extent permitted by Applicable Law, if an Event of Default shall have occurred and be continuing and the Trustee shall have given written notice of such Event of Default to the Equityholder:

(a)           The Trustee may exercise the power of attorney described in Section 7.1 with respect to any of the certificates or other instruments delivered pursuant to Section 3.1 with respect to the Issuer Pledged Collateral and may sign, complete and deliver all transfers, proxies and letters of resignation and do all acts and things that the Trustee may in its absolute discretion specify to enable or assist the Trustee to perfect or improve its security over the Capital Securities, to vest ownership of the Capital Securities in the Trustee or its nominee, to provide that the Trustee is registered as the holder of the Capital Securities, to exercise any rights or powers attaching to the Capital Securities, to sell the Capital Securities or otherwise to enforce any of the rights of the Trustee under this Pledge and Security Agreement.

(b)           The Trustee may exercise in respect of the Issuer Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, to the extent permitted by Applicable Law or the UCC as then in effect in any applicable jurisdiction, and the Trustee may also in its sole discretion, without notice except as specified below or except as required by mandatory provisions of the UCC and other Applicable Law, sell, subject to Section 11.1, the Issuer Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Issuer Pledged Collateral at any such sale.  Each purchaser at any such sale shall hold the property, sold absolutely, free from any claim or right on the part of the Equityholder, and the Equityholder hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted.  The Equityholder agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ notice to the Equityholder of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Trustee shall not be obligated to make any sale of Issuer Pledged Collateral regardless of notice of sale having been given.  The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Trustee shall incur no liability as a result of the sale of the Issuer Pledged Collateral, or any part thereof, at any public or private sale, absent gross negligence or willful misconduct.

(c)           The Equityholder recognizes that the Trustee may elect in its sole discretion to sell all or a part of the Issuer Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Issuer Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Equityholder acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including a public offering made pursuant to a registration statement under the Securities Act), and the Equityholder and the Trustee agree that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Trustee has no obligation to engage in public sales or to delay sale of any Issuer Pledged Collateral to permit the Issuer to register the Issuer Pledged Collateral for a form of public sale thereof requiring registration under the Securities Act.

(d)           Any cash held by the Trustee as Issuer Pledged Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Issuer Pledged Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to the Trustee pursuant to Section 12.1) by the Trustee first, to the payment of the costs and expenses of such sale, collection or other realization, if any, including reasonable out-of-pocket costs and expenses of the Trustee (including the reasonable fees and out-of-pocket expenses of its counsel), and all reasonable expenses, liabilities and advances made or incurred by the Trustee in connection therewith, second, to the payment of the Secured Obligations in accordance with the terms of the Indenture (including Section 4.14 thereof) and third, to the Equityholder or its successors or assigns in respect of its respective Issuer Pledged Collateral as indicated on the signature page hereto (or pursuant to Section 6.12) and in respect to its respective portion of the proceeds from any sale of, collection from or other realization upon all or any part of the Issuer Pledged Collateral.

(e)           The Equityholder agrees that:

(i)            in any sale of any of the Issuer Pledged Collateral, whenever an Event of Default shall have occurred and be continuing, the Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to:

(A)          avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Issuer Pledged Collateral); or

(B)          obtain any required approval of the sale or of the purchaser by any Governmental Authority or official; and

(ii)           such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Trustee be liable or accountable to the Equityholder for any discount allowed by the reason of the fact that such Issuer Pledged Collateral is sold in compliance with any such limitation or restriction.

ARTICLE XI

PURCHASE OF THE ISSUER PLEDGED COLLATERAL

Section 11.1          Purchase of the Issuer Pledged Collateral.  In connection with the potential foreclosure or sale of any Issuer Pledged Collateral upon the occurrence and continuation of an Event of Default, the Equityholder shall have the right, but not the obligation, to match any offer to purchase all or any portion of such Issuer Pledged Collateral from a third party.  In the event that the Equityholder does not offer to purchase any Issuer Pledged Collateral within 10 Business Days of such offer, the Trustee may sell any remaining Issuer Pledged Collateral to third parties; provided, that such third parties shall have first executed a confidentiality agreement in the form of the Confidentiality Agreement and delivered such confidentiality agreement to the Trustee, the Issuer and the Equityholder.  Subject to the preceding sentence, the Equityholder may, but shall not be required to, bid on and be a purchaser of the Issuer Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise.  In connection with any such sale of any Issuer Pledged Collateral by the Trustee pursuant to this Section 11.1, the Trustee shall apply the purchase price to the payment of the Secured Obligations secured hereby in accordance with Sections 10.1(d) and 12.1 of this Pledge and Security Agreement and in accordance with Section 4.14 of the Indenture.  Any purchaser of all or any part of the Issuer Pledged Collateral shall, upon any such purchase, acquire good title to the Issuer Pledged Collateral so purchased, free of the security interests created by this Pledge and Security Agreement.

ARTICLE XII

EXPENSES

Section 12.1          Expenses.  The Equityholder will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and the Trustee, and any transfer Taxes, in each case payable upon sale of the Issuer Pledged Collateral, which the Trustee may incur solely in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Issuer Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Trustee hereunder against the Equityholder or the Issuer Pledged Collateral, (c) the failure by the Equityholder to perform or observe any of the provisions hereof or (d) the administration of this Pledge and Security Agreement in respect of the Equityholder.  Any amount payable by the Equityholder pursuant to this Section 12.1 shall constitute Secured Obligations secured hereby; provided, however, if there is more than one Equityholder, in no event shall the Issuer Pledged Collateral of one Equityholder be used to satisfy the failure by another Equityholder to make any such payment.

ARTICLE XIII

NO WAIVER; REMEDIES

Section 13.1          No Waiver; Remedies.  No failure or delay on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, power or remedy preclude any additional exercise by the Trustee of such right, power or remedy.  The remedies herein provided are to the fullest extent permitted by Applicable Law cumulative and are not exclusive of any remedies provided by Applicable Law.  No notice to or demand on the Equityholder in any case shall entitle the Equityholder to any other or further notice or demand in similar or other circumstances.

ARTICLE XIV

AMENDMENTS

Section 14.1          Amendments.

(a)           No waiver, amendment, modification or termination of any provision of this Pledge and Security Agreement, or consent to any departure by the Equityholder therefrom, shall in any event be effective without the written concurrence of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable, and (except as otherwise provided in Section 15.1) none of the Issuer Pledged Collateral shall be released without the written consent of the Trustee pursuant to Section 9.1 or Section 9.2 of the Indenture, as applicable.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           As long as Theravance Biopharma R&D (and its successors) is the holder of any Capital Securities of the Issuer, no amendment, modification or termination of any provision of this Pledge and Security Agreement shall be effective without the written concurrence of Theravance Biopharma R&D (and its successors).

ARTICLE XV

RELEASE; TERMINATION

Section 15.1          Release; Termination.  Upon payment and performance in full of the Secured Obligations or discharge of the Indenture pursuant to Section 11.1 of the Indenture, this Pledge and Security Agreement shall terminate automatically, and the Trustee (a) upon written request by the Equityholder shall promptly deliver to the Equityholder any remaining Issuer Pledged Collateral and money received in respect thereof in its possession, and all documents, agreements or instruments representing the Issuer Pledged Collateral held by the Trustee prior to such termination, and (b) upon written request by the Equityholder, shall promptly execute and deliver to the Equityholder and, if necessary, file or record, at the Equityholder’s expense, all such documentation (including UCC termination statements) necessary to release, and evidence the release of, the Liens on the Issuer Pledged Collateral, such documentation to be prepared by the Equityholder and delivered to the Trustee.  If the Trustee fails to promptly deliver or file or record the UCC termination statements referred to in, and in accordance with, clause (b) in the preceding sentence, then the Equityholder may file or record such UCC termination statements.

ARTICLE XVI

NOTICES

Section 16.1          Notices.  All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by facsimile transmission with a confirmation of receipt or (e) in the case of any report that is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by facsimile transmission, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the Equityholder as set forth under the Equityholder’s signature hereto and to the Trustee in accordance with Section 12.5 of the Indenture.  Each party hereto may, by notice given in accordance herewith to each other party hereto, designate any further or different address to which subsequent Notices shall be sent.

ARTICLE XVII

CONTINUING SECURITY INTEREST

Section 17.1          Continuing Security Interest.  Subject to the provisions of Section 6.1, this Pledge and Security Agreement shall create a continuing Lien in the Issuer Pledged Collateral and remain in full force and effect until the release thereof pursuant to Section 15.1 or the sale thereof pursuant to Section 11.1, shall be binding upon the Equityholder and its respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Trustee and its successors, transferees and assigns; provided, however, that the Equityholder may not (unless otherwise permitted hereunder) assign any of its obligations hereunder without the prior written consent of the Noteholders or the Trustee pursuant to the Indenture.  The Trustee and the Noteholders may assign or otherwise transfer any indebtedness held by any of them secured by this Pledge and Security Agreement to any other Person in accordance with the Indenture, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Trustee herein or otherwise.

ARTICLE XVIII

SECURITY INTEREST ABSOLUTE

Section 18.1          Security Interest Absolute.  All rights of the Trustee and security interests hereunder, and all obligations of the Equityholder hereunder, shall be absolute and unconditional irrespective of, and the Equityholder hereby irrevocably waives vis-à-vis the Trustee any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto, including any increase in the Secured Obligations resulting from the extension of additional credit;

(c)           any taking, exchange, surrender, release or non-perfection of any Issuer Pledged Collateral or any other collateral securing the Secured Obligations, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d)           any manner of application of any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any other collateral securing all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Transaction Documents or of any other assets of the Issuer;

(e)           any change, restructuring or termination of the limited liability company structure or existence of the Issuer;

(f)            the release or reduction of liability of any guarantor or surety with respect to the Secured Obligations; or

(g)           any other circumstance (including any statute of limitations) or any existence of or reliance on any representation to the Trustee that might otherwise constitute a defense available to, or a discharge of, the obligations of the Equityholder.

Section 18.2          Obligations of Equityholders Several and Not Joint.  Notwithstanding any other provision of this Pledge and Security Agreement, if there is more than one Equityholder, references to the Equityholder herein shall apply to each Equityholder mutatis mutandis and the obligations of each Equityholder hereunder shall be several and not joint and in no event shall the Issuer Pledged Collateral of one Equityholder be used to satisfy the failure by any other Equityholder to perform any obligation hereunder.

ARTICLE XIX

INDEMNITY

Section 19.1          Indemnity.  The Equityholder agrees to indemnify, reimburse, defend and save and hold the Trustee and its officers, directors, employees, trustees, agents, advisors and affiliates (each, an “Indemnitee” and, collectively, the “Indemnitees”) harmless from and against, and shall pay on demand, any and all Losses of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees solely (a) in connection with the custody or preservation of, or the sale of, collection from or other realization upon, any of the Issuer Pledged Collateral pursuant to the exercise or enforcement of any of the rights of the Trustee hereunder, (b) in connection with the failure by the Equityholder to perform or observe any of the provisions hereof to be performed by it or (c) arising out of or in connection with or resulting from this Pledge and Security Agreement and the transactions contemplated hereby in respect of the Equityholder, excluding those arising out of the gross negligence or willful misconduct of any Indemnitee.  Each Indemnitee agrees to use its best efforts to promptly notify the indemnitor(s) of any assertion of any such liability, damage, injury, penalty, claim, demand, action, judgment or suit of which such Indemnitee has knowledge.

The obligations of the Equityholder in this Section 19.1 shall survive the termination of this Pledge and Security Agreement.

The Trustee shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in the Indenture, whether or not expressly stated herein.

ARTICLE XX

OBLIGATIONS SECURED BY ISSUER PLEDGED COLLATERAL

Section 20.1          Obligations Secured by Issuer Pledged Collateral.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to indemnification, and any amounts paid by the Trustee in preservation of any of its rights or interest in the Issuer Pledged Collateral, shall constitute Secured Obligations secured by the Issuer Pledged Collateral.

ARTICLE XXI

SEVERABILITY

Section 21.1          Severability.  Any provision of this Pledge and Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by Applicable Law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by Applicable Law, invalidate or render unenforceable such provision in any other jurisdiction.  Where provisions of any Applicable Law resulting in such prohibition or unenforceability may be waived, they are hereby waived by the parties hereto to the full extent permitted by Applicable Law so that this Pledge and Security Agreement shall be deemed a valid, binding agreement in accordance with its terms, to the extent permitted by Applicable Law.

ARTICLE XXII

COUNTERPARTS; EFFECTIVENESS

Section 22.1          Counterparts; Effectiveness.  This Pledge and Security Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Pledge and Security Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the original parties hereto and, with respect to any Person becoming a party hereto after the date hereof, upon the execution and delivery hereof by such Person.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

ARTICLE XXIII

REINSTATEMENT

Section 23.1          Reinstatement.  This Pledge and Security Agreement shall continue to be effective or be reinstated, as the case may be, with respect to the Equityholder if at any time any amount received by the Trustee hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Trustee, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Equityholder or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Equityholder or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

ARTICLE XXIV

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SERVICE OF PROCESS

Section 24.1          SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

(a)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AND SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE EQUITYHOLDER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE EQUITYHOLDER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE EQUITYHOLDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(b)           THE EQUITYHOLDER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO THE EQUITYHOLDER AT ITS ADDRESS SPECIFIED BY SECTION 16.1, SUCH SERVICE TO BECOME EFFECTIVE UPON DELIVERY THEREOF TO THE EQUITYHOLDER.

(c)           NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE

LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE EQUITYHOLDER IN ANY OTHER JURISDICTION.

ARTICLE XXV

GOVERNING LAW

Section 25.1          GOVERNING LAW.  THIS PLEDGE AND SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR THE REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

ARTICLE XXVI

TABLE OF CONTENTS AND HEADINGS

Section 26.1          Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Pledge and Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XXVII

CONVERSION OF CURRENCY; WAIVER OF IMMUNITY

Section 27.1          Currency Conversion.  If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder from Dollars into another currency, the Equityholder has agreed, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Trustee could purchase Dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

Section 27.2          Judgment Currency.  The obligation of the Equityholder in respect of any sum payable by it to the Trustee hereunder shall, notwithstanding any judgment or order in a Judgment Currency, be discharged only to the extent that, on the Business Day following receipt by the Trustee of any sum adjudged to be so due in the Judgment Currency, the Trustee may in accordance with normal banking procedures purchase Dollars with the Judgment Currency.  If the amount of Dollars so purchased is less than the sum originally due to the Trustee in the Judgment Currency (determined in the manner set forth in Section 27.1), the Equityholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee against such loss, and, if the amount of the Dollars so purchased exceeds the sum originally due to the

Trustee, the Trustee shall remit to the Equityholder such excess, provided that the Trustee shall have no obligation to remit any such excess as long as the Equityholder shall have failed to pay the Trustee any obligations due and payable to the Trustee hereunder, in which case such excess may be applied to such obligations of the Equityholder in accordance with the terms hereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Equityholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

Section 27.3          Waiver of Immunity.  To the extent that the Equityholder may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Equityholder irrevocably agrees with respect to any matter arising under this Pledge and Security Agreement for the benefit of the Trustee not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Pledge and Security Agreement as of the day and year first written above.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Trustee

By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

TRIPLE ROYALTY SUB LLC

Pledge and Security Agreement

THERAVANCE BIOPHARMA R&D, INC.

By:		/s/ Brett A. Grimaud
	Name:	Brett A. Grimaud
	Title:	Assistant Secretary, Vice President and
Assistant General Counsel

Percentage of membership interests of Issuer Pledged Equity as of the date hereof: 100%

Notice Information pursuant to Section 16.1:
Theravance Biopharma R&D, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention: Brett A. Grimaud, Assistant
Secretary, Vice President and
Assistant General Counsel
Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

TRIPLE ROYALTY SUB LLC

Pledge and Security Agreement